Exhibit 99.1

Final For Release

Contact Information:

Jim Wheat	Nicole Noutsios
Rackable Systems, Inc.	Rackable Systems, Inc.
Chief Financial Officer	investorrelations@rackable.com
510-933-8088

Rackable Systems Updates Fiscal 2008 Outlook

FREMONT, Calif., October 13, 2008 — Rackable Systems, Inc. (NASDAQ:RACK), a leading provider of servers and storage products for large-scale data centers, today announced that it is providing an update to its fiscal 2008 outlook.

“The recent market downturn has been dramatic and has greatly impacted the timing of our customers’ buying decisions. The swift decline of the economy caused a demonstrable slow down in corporate purchasing as we entered September,” said Mark Barrenechea, president and CEO of Rackable Systems. “While we felt positive business momentum early in our third quarter, this abrupt financial and economic deterioration is impacting our ability to meet our previously provided fiscal 2008 outlook.”

Barrenechea added, “Rackable is well positioned to improve its competitive advantage. Our balance sheet is cash strong with no debt and we remain in a robust R&D cycle, delivering compelling new products every quarter. In addition, Rackable has recently expanded its sales and service organizations to cover key new verticals, such as federal, oil and gas, media and entertainment and financial services. We will continue to monitor the economic environment, and provide further details on our strategy and outlook at our next earnings conference call.”

Business highlights include:

•	R&D expansion leverages our new Shanghai Technology Center.

•	Next generation Cloud Computing and HPC product lines to be released in Q4.

•	We have hired new EMEA VP of Sales, Rod Evans, and APAC/Japan VP of Sales, Al DeiMaggi.

•	Rackable acquired 25 new customers in Q3.

The Company has updated its annual financial projections for fiscal 2008 based on current business trends as follows:

•	Revenue is projected to be in the range of $275 million to $300 million.

•	Non-GAAP gross margin is projected to be in the range of 16% to 18%.

•	Non-GAAP EPS is projected to be in the range of ($0.16) to ($0.08).

•	Cash, cash equivalents and investments (ending year balance) to be $200 million to $175 million. Cash usage is primarily expected to fund key inventory positions for customer deliveries.

Rackable Systems will report the financial results for the Company’s third quarter of fiscal 2008 on Monday, November 3, 2008, at 2:00 p.m. PT (5:00 p.m. ET). The public is invited to listen to a live web cast of the call on the Investor Relations section of the Company’s website at investors.rackable.com. A replay of the web cast will be available approximately two hours after the conclusion of the call and will remain available until the next earnings call.

About Rackable Systems

Rackable Systems, Inc. (NASDAQ:RACK) is a leading provider of Eco-Logical(TM) servers and storage products for large-scale data center deployments. The company’s products are designed to provide benefits in the areas of density, thermal efficiency, serviceability, power distribution, data center mobility and remote management. Founded in 1999 and based in Fremont, California, Rackable Systems is a founding member of The Green Grid and serves Internet, enterprise software, federal government, entertainment, financial services, oil and gas and high performance-computing customers worldwide.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements, including statements regarding Rackable Systems’ projected results of operations. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Actual results may differ materially from forward-looking statements due to a number of risks and uncertainties including: economic conditions impacting the purchasing decisions of Rackable Systems’ customers; Rackable Systems operates in a very competitive market, and increased competition has in the past, and may continue, to cause pricing pressure on Rackable Systems’ products, which would negatively affect Rackable Systems’ gross and operating margins, as well as other financial measures; a significant portion of the Company’s revenues come from a small number of customers, and so the delay in placing an order, or the failure of a significant customer to place additional orders, could have a significant negative effect on Rackable Systems’ financial performance; orders for Rackable Systems’ products can be received at the end of the quarter, and so a delay in placing an order in the fourth quarter could have a significant negative effect on Rackable Systems’ financial performance for the year; the failure of the RapidScale products to achieve market acceptance; Rackable Systems is unable to control component pricing, such as DDR memory pricing as has happened in the past, and as a result component pricing can rise unexpectedly, negatively impacting Rackable Systems’ gross margins as well as other financial measures; Rackable Systems may be required to write-off additional significant amounts of excess and obsolete inventory; and new products by competitors may come on the market, which would decrease the demand for Rackable Systems’ products. Detailed information about these and other potential factors that could affect Rackable Systems’ business, financial condition and results of operations is included in Rackable Systems’ annual report on Form 10-K under the caption “Risk Factors,” in

Part I, Item 1A of that report, filed with the Securities and Exchange Commission (“SEC”) on March 13, 2008, as updated by Rackable Systems’ subsequent filings with the SEC, all of which are available at the SEC’s Web site at www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this report. Rackable Systems undertakes no responsibility to update the information in this report.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information are financial measures used by Rackable Systems’ management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP gross profit and gross margin discussed or presented in this press release exclude stock-based compensation expense. Non-GAAP net loss and net loss per share discussed in this press release excludes stock-based compensation, impairment of long-lived assets, restructuring charges and, with respect to the acquisition of Terrascale, amortization of intangible assets, cash payment to former employee shareholders and the related tax effects of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management believes that the excluded charges are not central to the Company’s core operating performance and uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s core operating performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management excludes from its non-GAAP gross margin and non-GAAP net loss the items cited above, whether or not recurring, to facilitate its review of the comparability of the Company’s core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period’s operational and financial performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates Rackable Systems’ financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of the Company’s business, such as the granting of equity compensation awards and the acquisition of Terrascale, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. For example, the benefits of having acquired intangible assets may be reflected in the Company’s financial performance, but the amortization of those intangibles is not. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION FROM NON-GAAP TO GAAP FINANCIAL PROJECTIONS

(in millions, except for percentages and per share amounts)

Revenue and Gross Margin Projections
	FY 2008
	Low	High
Estimated revenues	$275.0	$300.0
Non-GAAP gross margin	16.0%	18.0%
Non-GAAP estimated gross profit	$44.0	$54.0
Less:
Estimated stock based compensation expense under cost of revenue	$(1.1)	$(1.1)

GAAP estimated gross profit	$42.9	$52.9

GAAP estimated gross margin	15.6%	17.6%
Percentage difference - Non-GAAP and GAAP gross margin	0.4%	0.4%

EPS Projection
	FY 2008
	Low	High
Estimated GAAP loss per share	$(1.45)	$(1.26)
Estimated stock based compensation expense	$0.42	$0.42
Amortization of intangible assets - Terrascale acquisition	$0.08	$0.08
Impairment of long-lived assets	$0.59	$0.59
Restructuring charges	$0.02	$0.02
Quarterly payout related to Terrascale acquisition	$0.09	$0.09
Estimated tax impact of non-GAAP adjustments and to reconcile GAAP to non-GAAP tax rate	$0.09	$(0.02)

Estimated non-GAAP loss per share	$(0.16)	$(0.08)

Estimated number of diluted shares (in millions)	29.5	29.5